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Filed pursuant to Rule 424(b)(5)
Registration No. 333-227363

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to completion, dated June 17, 2019

PROSPECTUS SUPPLEMENT
To Prospectus, dated October 1, 2018

                  Shares

Common Stock

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We are offering                  shares of common stock, no par value per share.

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On June 14, 2019, the last reported sale price of our common stock was $4.18 per share.

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Trading symbol: Nasdaq Global Market — RMTI

This investment involves risk. See "Risk Factors" beginning on page S-5 in this prospectus supplement and on page 4 in the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Rockwell Medical, Inc.	$	$

(1)
In addition to the underwriting discount paid by us, we have also agreed to reimburse the underwriters for certain expenses. See "Underwriting."

The underwriters have a 30-day option to purchase up to                  additional shares of common stock from us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray	Cantor

The date of this prospectus supplement is June     , 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references in this prospectus supplement to "Rockwell," "we," "us," "our" and "ours" refer to Rockwell Medical, Inc., and include its consolidated subsidiaries where the context so requires.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as "may," might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "plan," "potential," "predict," "forecast," "projected," "intend" or similar expressions, or make statements regarding our intent, belief or current expectations, we are making forward-looking statements. Our forward-looking statements also include, without limitation, statements about our competitors, statements regarding the commercialization of our new products, statements regarding Dialysate Triferic and the intravenous ("I.V.") formulation of Triferic, and statements regarding our anticipated future financial condition, operating results, cash flows and business and financing plans.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including without limitation under the heading "Risk Factors" beginning on page S-5 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference herein or therein. Although it is not possible to identify all of these factors, they include, among others, the following:

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    Risks relating to the U.S. Food and Drug Administration ("FDA") acceptance for review of our New Drug Application ("NDA") for I.V. Triferic and risks relating to the FDA's approval of this NDA for commercialization of I.V. Triferic;

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    Risks relating to Centers for Medicare & Medicaid Services ("CMS") approval of I.V. Triferic (if approved by the FDA) for add-on reimbursement under the CMS Transitional Drug Add On Pricing Adjustment ("TDAPA") program;

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    Acceptance of our products by doctors, patients or payors;

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    Availability of reimbursement for our products;

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    Ability to use existing inventory before shelf life expiration;

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    Expectations regarding the safety and efficacy of our products;

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    Expectations regarding the timing of submissions to, and decisions made by, the FDA, and other regulatory agencies, including foreign regulatory agencies;

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    Ability to secure adequate protection for, and licensure of, our intellectual property;

S-ii

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    Estimates regarding the capacity of manufacturing and other facilities to support our products;

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    Expectations or ability to enter into marketing and other partnership agreements;

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    Ability to compete against other companies and research institutions;

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    Ability to attract and retain key personnel;

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    Expectations for increases or decreases in expenses;

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    Expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

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    Expectations for generating revenue or becoming profitable on a sustained basis;

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    Expectations regarding the effect of changes in accounting guidance or standards on our operating results;

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    Impact of healthcare reform laws;

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    Impact of potential shareholder activism;

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    Ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

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    Our stock price and its volatility; and

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    Other risks more fully discussed in the "Risk Factors" section in this prospectus supplement, the accompanying prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q.

Other factors not currently anticipated may also materially and adversely affect our financial condition, operating results, cash flows and business and financing plans. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorize for use in connection with this offering, including the risks of investing in our securities discussed under the heading "Risk Factors" beginning on page S-5 of this prospectus supplement and under similar headings in the accompanying prospectus and in the other documents that are incorporated by reference herein or therein. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are a specialty pharmaceutical company targeting end-stage renal disease ("ESRD") and chronic kidney disease with innovative therapies and products for use in hemodialysis, or dialysis, and for the treatment of iron deficiency, which is often associated with ESRD, chronic kidney disease and dialysis. These products support disease management initiatives to improve the quality of life and care of dialysis patients and are designed to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience and outcomes.

Triferic® (ferric pyrophosphate citrate) is our proprietary iron therapy designed to replace the iron lost during dialysis treatments and maintain hemoglobin levels in dialysis patients without increasing iron stores. We have initially developed Triferic for use in adult hemodialysis patients, but we believe it is applicable to other disease states in which iron deficiency is prevalent. We have developed two presentations of Triferic, known as Dialysate Triferic, that are added to the dialysate fluid used to remove toxins and replace nutrients in a patient's blood. These two presentations of Triferic are the first and only products approved by the FDA indicated to replace iron and maintain hemoglobin concentration in adult hemodialysis patients. A liquid, single-patient presentation of Dialysate Triferic was approved by the FDA in 2015, and a powder packet, multiple-use formulation of Dialysate Triferic was approved in 2016. We commenced commercial sales of Dialysate Triferic in May 2019 and are currently building a commercial and medical organization to call on small and medium sized dialysis organizations in the United States. We have also developed an intravenous formulation of Triferic, I.V. Triferic, a novel formulation that, if approved, would be used for the same indication as Dialysate Triferic. We filed an NDA for I.V. Triferic with the FDA in May 2019. We expect a potential FDA approval for I.V. Triferic in the first half of 2020. We plan to leverage the commercial and medical capabilities we are establishing in 2019 to support the potential launch of I.V. Triferic in 2020. Our strategy for Triferic outside the United States is to license it to partners for development and/or commercialization. To date, we have established partnerships in China, Canada, Peru and Chile, and we are seeking partners in other key territories such as Europe and Japan. We believe that I.V. Triferic will be the preferred method of delivery in a number of countries outside the U.S. and will support our out-licensing efforts for those territories.

We are also an established manufacturer and leader in delivering high-quality hemodialysis concentrates and dialysates to dialysis providers and distributors in the United States and abroad. We manufacture, sell and distribute hemodialysis concentrates and other medical products and supplies used in the treatment of patients with ESRD. As one of the two major suppliers in the United States, we supplied approximately 25% of the United States domestic market with dialysis concentrates in 2018. The majority of our sales are made in the United States. We also supply dialysis concentrates to distributors serving a number of foreign countries, primarily in the Americas and the Pacific Rim. To date, substantially all of our sales have been concentrate products and related ancillary items.

Our business strategy is to develop unique, proprietary renal drug therapies that we can commercialize or out-license, while also expanding our dialysis products business. These renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are designed to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience and outcome.

We estimate the global market opportunity for Triferic to potentially exceed $1 billion. In the United States, we estimate the peak market opportunity for Triferic to be approximately $400 million. We estimate the peak market opportunity for Triferic in each of China and Europe to be approximately $400 million, and in Japan, Latin America, and Canada we estimate the peak market opportunity for Triferic to be $200 to $250 million, $100 million and $25 million, respectively.

Corporate Information

We were incorporated in the state of Michigan in 1996 and we are currently seeking shareholder approval to redomicile in Delaware. Our corporate headquarters are located at 30142 Wixom Road, Wixom, Michigan 48393. Our telephone number is (248) 960-9009 and our Internet website address is www.rockwellmed.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it part of this prospectus supplement.

THE OFFERING

Common stock offered	shares of common stock.
Common stock outstanding after the offering	shares ( shares if the underwriters exercise their option to purchase additional shares in full)
Offering price	$ per share
Option to purchase additional shares	We have granted the underwriters an option to purchase up to additional shares of common stock, within 30 days after the date of this prospectus supplement.
Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $                  million, or approximately $                  million if the underwriters exercise their option to purchase additional shares in full, at the assumed public offering price of $                  per share, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of shares of our common stock in this offering for the continued commercialization of Dialysate Triferic and, if approved, I.V. Triferic, as well as research and development and general corporate purposes. See "Use of Proceeds" on page S-25.

Risk factors	The shares of common stock offered hereby involve a high degree of risk. See "Risk Factors" beginning on page S-5.
Nasdaq Global Market symbol	"RMTI"

The number of shares of our common stock to be outstanding after this offering is based on 57,128,327 shares of our common stock outstanding as of March 31, 2019 and excludes:

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    437,043 shares of common stock issued subsequent to March 31, 2019 through the date of this prospectus supplement under our ATM facility;

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    7,901,480 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2019 at a weighted-average exercise price of $7.47 per share;

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    988,958 shares of performance-based restricted stock units outstanding as of March 31, 2019;

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    388,125 shares of common stock issuable upon the exercise of outstanding performance-based stock options as of March 31, 2019, at an exercise price of $4.70;

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    472,959 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019;

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    146,800 shares of common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2019;

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    2,770,781 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $4.96 per share as of March 31, 2019; and

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    1,813,646 shares of common stock reserved for issuance pursuant to future equity awards under our 2018 Incentive Plan as of March 31, 2019, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan.

Except as otherwise indicated, all information contained in this prospectus:

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    assumes that the underwriters do not exercise their option to purchase additional shares; and

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    assumes no exercise of outstanding stock options or warrants or vesting of restricted stock units or performance stock units after March 31, 2019.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described below, as well as under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Drug Business

Our near-term success depends substantially on our launch of Dialysate Triferic and receipt of regulatory approval for I.V. Triferic. Although Triferic has been approved by the FDA, we may not be able to commercialize it successfully.

Although we commercially launched Dialysate Triferic in May 2019, it is possible that we will not be successful in the launch of this drug. Based on feedback from CMS, Dialysate Triferic will be reimbursed "within the bundle," which means that dialysis providers will not receive any additional amount of reimbursement from Medicare or Medicaid to compensate them for the cost of purchasing and administering Dialysate Triferic. This reimbursement status may result in a slower rate of commercial adoption, as we must work to show dialysis providers that improved patient outcomes, the reduction of utilization in other therapies and the resulting savings offset the costs associated with Dialysate Triferic. Additionally, Dialysate Triferic competes against current anemia therapies (including intravenous iron and the ESA class of drugs) and possibly other future products. Additionally, it may be difficult to gain market acceptance from dialysis chains, anemia managers and nephrologists and such acceptance may be slower than expected, if at all.

Market acceptance will depend on a number of factors, such as demonstration of Triferic's safety and efficacy, cost-effectiveness, and advantages over existing products. Other factors that may impact the commercial success and ultimate profitability of Dialysate Triferic include:

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    the rate of adoption of Dialysate Triferic relative to the shelf life of the existing inventory that we have on hand and whether we can sell our existing inventory before it expires;

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    the effectiveness of our marketing, sales and distribution strategies and operations for development and commercialization;

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    the impact of Triferic on established customer protocols and formularies;

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    reimbursement of Dialysate Triferic by government and commercial payors;

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    our ability to execute our marketing strategy without significant additional expenditures;

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    our competitors' activities, including aggressive marketing and pricing practices and other tactics to retain their market share;

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    our ability to successfully assert our patents against potential competitors who may seek to introduce generic versions of Dialysate Triferic;

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    our ability to comply with ongoing regulatory requirements applicable to Dialysate Triferic and the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping applicable to Dialysate Triferic;

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    the impact of certain royalties related to our sale of Dialysate Triferic granted by us on the profitability of Dialysate Triferic;

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    our ability to avoid third party patent interference or patent infringement claims;

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    our ability to maintain a continued acceptable safety profile of Dialysate Triferic; and

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    the discovery of previously unknown problems with Triferic or with any third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements.

An adverse development with respect to any of the foregoing may have a material adverse effect on our ability to manufacture and market Dialysate Triferic. We cannot assure you that we will be able to generate meaningful and sustained revenues through the sale of Dialysate Triferic. If we are not successful in commercializing Dialysate Triferic, our entire investment in Dialysate Triferic may be of no value, our inventory of finished product may expire or become obsolete (resulting in write-offs of such inventory), our licensing rights could be materially adversely affected and the price of our common stock could substantially decline.

Even if we are successful in commercializing Dialysate Triferic, due to the highly concentrated nature of the market, our continued success may depend on adoption of Dialysate Triferic by the limited number of existing dialysis providers. Further, we believe that the market opportunity for Dialysate Triferic is more limited than for I.V. Triferic, which is not approved for commercialization. In order to realize the full potential value for our Triferic franchise, we will need to successfully commercialize Dialysate Triferic, obtain regulatory approval for I.V. Triferic, and then successfully commercialize I.V. Triferic. Our inability to do so could significantly harm our long-term prospects.

We may not be successful in commercializing Dialysate Triferic, which will impede our development and growth and may limit our long-term prospects.

In June 2018, we announced plans to commence initial steps to prepare for the commercial launch of Dialysate Triferic without waiting to receive separate reimbursement status. While we have commenced commercialization of Dialysate Triferic as of the date of this prospectus supplement, we will need to add to our sales and marketing infrastructure in order to successfully launch Dialysate Triferic. We do not know whether we will be able to successfully implement our commercialization strategy for Dialysate Triferic or whether our new business strategy will ultimately be successful. Additionally, the initial demand for the product will impact our ability to utilize existing product inventory prior to expiration. If the actual or projected commercial launch is later or slower than currently anticipated, we may need to write off additional inventory reserves, which could result in material accounting charges in future periods. Additionally, the expiration of existing product inventory could limit the total inventory available for commercial sales while we ramp-up commercial production and attempt to manage production in light of anticipated demand.

In assessing our ability to meet these challenges, a potential investor should take into account our recent management turnover, limited cash position, limited sales and marketing personnel and their limited commercialization experience, the competitive conditions existing in our industry and general economic conditions. Our future success is largely dependent on our ability to successfully implement our Dialysate Triferic commercialization business strategy. Our revenues may be adversely affected if we fail to implement our Dialysate Triferic commercialization business strategy.

If we are unable to develop and maintain sales, marketing and distribution capabilities to sell and market Dialysate Triferic or any other products we may develop, our product sales may be hindered.

We are in the process of establishing an internal sales organization for the sale, marketing and distribution of Dialysate Triferic, as well as I.V. Triferic (if approved). In order to successfully commercialize Dialysate Triferic, I.V. Triferic and any other product we may develop, we must establish and/or increase our sales, marketing, distribution and other non-technical capabilities. The development of a sales organization to market Dialysate Triferic, I.V. Triferic, or any other product we may develop, is expensive and time-consuming, and we cannot be certain that we will be able to successfully develop this capacity or that this function will execute as expected. If we are unable to establish adequate sales, marketing and distribution capabilities, we may not be able to generate product revenue and our business and results of operations will suffer.

Because we may be unable to complete our development, manufacturing and commercialization of our products, we could face significant harm to our business plans, prospects, results of operations, financial condition and liquidity.

Our success in commercializing Dialysate Triferic depends on a number of factors, including but not limited to:

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    further product and manufacturing process development;

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    completion, refinement and management of our supply chain;

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    regulatory requirements for clinical information;

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    completion, refinement, and management of our distribution channels;

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    demonstration of efficiencies that will make our products attractively priced; and

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    development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We cannot commercialize I.V. Triferic unless and until we receive FDA approval of our NDA submission for this drug. Even if the FDA approves I.V. Triferic for commercialization, the degree of success in commercializing this drug will depend significantly on our ability to receive add-on reimbursement status, such as through the TDAPA program. If I.V. Triferic is not considered by CMS to qualify as a new drug (i.e., in light of the prior approval of Dialysate Triferic), then we may be deemed ineligible to participate in the TDAPA program, in which case I.V. Triferic may also be required to be sold within the bundled payment for dialysis treatment. This would significantly limit the overall commercial opportunity in the United States for I.V. Triferic.

We cannot assure investors that the strategies we intend to employ will enable us to support the manufacture, distribution and selling of Dialysate Triferic or I.V. Triferic (if approved). If we are unable to implement the necessary steps of our business plan, our prospects, results of operations and financial condition will suffer.

Although we have filed our NDA for I.V. Triferic with the FDA, the FDA may not accept the NDA for review or, if accepted, approve the NDA.

The FDA has up to 60 days following the date of submission to accept an NDA for review. The FDA may not accept the NDA due to, among other reasons, the content or formatting of the submission. If the FDA does not accept the NDA, we would need to address any deficiencies identified by the FDA and re-file the NDA, which could cause significant delays in the expected timeline for I.V. Triferic. Even if the NDA is accepted for review, the FDA may not approve I.V. Triferic. If I.V. Triferic is approved, the FDA may include extensive warnings on the product labeling, which could significantly limit the commercial viability of the drug product.

If we are unable to use our Dialysate Triferic inventory before its shelf life expires, we will likely have to write-off such inventory, which will likely have a material adverse effect on our business, results of operations, financial position and cash flows.

Given the recent launch of the commercialization of Dialysate Triferic, we cannot predict the rate of future sales and usage of the drug. As of March 31, 2019, we had a gross inventory balance for Triferic of $5.5 million, including approximately $3.7 million in Triferic's active pharmaceutical ingredient and $1.8 million in finished goods inventory. Of this amount, we had reserved $3.4 million related to our Triferic finished goods and active pharmaceutical ingredient inventory. As a result of this reserve, our total Triferic inventory had a net book value of $2.1 million as of March 31, 2019. The Dialysate Triferic inventory has an initial shelf life ranging from one to three years. If we are unable to utilize some or all of our Dialysate Triferic inventory before its shelf life expires, some or all of our investment in Dialysate Triferic inventory may not be saleable. This would reduce the inventory we have available for sale and require us to reserve for the reduction in value, which would likely require us to write-off the value of such inventory. We may also need to reserve for inventory that we estimate will not be sold before such inventory expires. Any such inventory reserve could have a material adverse effect on our business, results of operations, financial position and cash flows.

Expansion of Triferic franchise requires regulatory approval of I.V. Triferic. Although we believe that we currently have sufficient data to support the approval of I.V. Triferic in the United States, there is no guarantee of success.

Expansion of our Triferic franchise will depend on approval of I.V. Triferic by the FDA, as well as foreign regulators, such as the EMA. Although we believe that we have sufficient data to support the approval of I.V. Triferic, it is possible that the FDA could request additional data regarding the drug or the manufacturing process. Accordingly, there is no guarantee the FDA or the EMA will approve I.V. Triferic. In reviewing our NDA submission for I.V. Triferic, the FDA may find deficiencies that raise safety or efficacy concerns or may otherwise require additional clinical testing or impose other requirements, which could significantly delay approval or result in us not receiving approval at all. In addition, varying interpretations of the data obtained from testing could delay, limit or prevent regulatory approval. Furthermore, at the time of FDA approval of our NDA for Dialysate Triferic, we agreed to perform a post-approval clinical study of Dialysate Triferic in a pediatric population. If we do not timely satisfy our post-approval study requirements, it is possible that the FDA could decline to act on future Triferic filings, which could include I.V. Triferic. If approval is not granted for I.V. Triferic on the timeframe we expect, or if it is not approved at all, the value of our Triferic franchise would be severely limited.

Although we believe that I.V. Triferic (if approved) should be eligible for add-on reimbursement status, it is possible that it will not receive this reimbursement status, which would limit the commercial opportunity.

In November 2018, CMS issued guidance regarding the eligibility of certain new drugs approved after January 1, 2020 for a transitional period of add-on reimbursement status under the TDAPA program. To be eligible for this transitional add-on reimbursement status, I.V. Triferic must be approved no earlier than January 1, 2020 and must be considered to be a new drug. If I.V. Triferic is approved prior to January 1, 2020 or if it not considered by CMS to qualify as a new drug (i.e., in light of the prior approval of Dialysate Triferic), then we may be deemed ineligible to participate in the TDAPA program, in which case I.V. Triferic may also be required to be sold within the bundled payment for dialysis treatment. This could significantly limit the overall commercial opportunity in the United States for I.V. Triferic.

Our ability to market Dialysate Triferic is limited by the FDA to those specific indications and conditions for which clinical safety and efficacy have been demonstrated.

The FDA must approve any new indication for an approved product. Dialysate Triferic is approved by the FDA for use in adult patients receiving hemodialysis treatments and has not yet been approved for other indications or for other claims for which we may seek approval, such as ESA-sparing. We are not able to promote Dialysate Triferic or encourage our customers to use Dialysate Triferic for purposes other than the indications of use that have been specifically approved by the FDA as safe and effective. If we are not able to obtain FDA approval for additional indications for Dialysate Triferic or secure an expanded product label, our ability to fully market Dialysate Triferic on the basis of cost savings or improved patient outcomes may be limited, which would limit our ability to take full advantage of Dialysate Triferic's market opportunity.

If we are unable to obtain and maintain adequate protection for our data, intellectual property and other proprietary rights, our business may be harmed.

Our success depends in part on our ability to obtain and defend patent and other intellectual property rights that are important to the commercialization of our drug products and drug candidates. The degree of patent protection that will be afforded to our drug products and processes in the United States and in other important markets remains uncertain and is dependent upon the scope of protection afforded to us by the patent offices, courts, administrative bodies and lawmakers in the relevant jurisdictions. We can provide no assurance that we will successfully obtain or preserve patent protection for the technologies incorporated into our drug products and processes, or that the protection obtained will be of sufficient breadth and degree to protect our commercial interests in all countries where we conduct business. If we cannot prevent others from exploiting our inventions, we will not derive the benefit from them that we currently expect.

While we have an issued patent in the United States and certain other major markets, including Europe and Japan, that covers I.V. and Dialysate formulations of Triferic, these patents expire in 2029. The previously issued foundational composition-of-matters patents for Triferic expired in 2016. In light of the current patent protection that we have for Triferic, it is possible that a competitor could seek to manufacture a generic version of Triferic using product specifications and manufacturing methods that do not infringe our issued patent. Further, it is possible that a competitor could seek to invalidate our issued Triferic patent.

We also rely on regulatory exclusivity for protection of our drug products, which includes regulatory data protection and market protection. Implementation and enforcement of regulatory exclusivity varies widely from country to country. Failure to qualify for regulatory exclusivity, or failure to obtain or maintain the necessary extent or duration of such protections for our drug products could affect our revenues, our decision on whether to market our drug products in a particular country and could otherwise have an adverse impact on our results of operations. In the United States, our regulatory exclusivity for Dialysate Triferic as a new chemical entity started with FDA approval of the product. Because of the delay between approval and the commercial launch of Triferic, our regulatory exclusivity has expired and we must rely on patent protection for the long-term protection of our Triferic franchise.

Litigation, interferences, oppositions, inter partes reviews, administrative challenges or other similar types of proceedings are, have been and may in the future be necessary to determine the validity and scope of certain of our proprietary rights. Such proceedings may also be necessary to determine the validity, scope or non-infringement of certain patent rights claimed by third parties to be pertinent to the manufacture, use or sale of our drug products. We may also face challenges to our patent and regulatory protections covering our drug products by third parties, including manufacturers of generics that may choose to launch their products before the expiration of our patent or regulatory exclusivity.

Litigation, interference, oppositions, inter partes reviews, administrative challenges or other similar types of proceedings are unpredictable and may be protracted, expensive and distracting to management. The outcome of such proceedings could adversely affect the validity and scope of our patent or other proprietary rights, hinder our ability to manufacture and market our drug products, require us to seek a license for the infringed product or technology or result in the assessment of significant monetary damages against us that may exceed amounts, if any, accrued in our financial statements. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing or selling our drug products. Furthermore, payments under any licenses that we are able to obtain would reduce our profits derived from the covered products and services.

We depend on third parties to manufacture Triferic. If these organizations are unable or unwilling to manufacture our drug products, or if these organizations fail to comply with FDA or other applicable regulations or otherwise fail to meet our requirements, our business will be harmed.

We rely on contract manufacturing organizations ("CMOs") to manufacture Triferic. If a CMO is unable to manufacture Triferic in sufficient quantities and on a consistent basis, or if it becomes unwilling to produce Triferic for us, we may not be able to supply our customers in a timely manner. For I.V. Triferic and our liquid formulation of Dialysate Triferic, we have a single-source finished goods supplier and do not have a long-term supply contract. If we were to experience a supply disruption, it could take an extended period of time to find and qualify an alternate supplier. The manufacturing facilities and processes used by our CMOs must be approved by the FDA and foreign regulators, where applicable, before the drug products manufactured by such CMOs can be sold. After approval, CMOs must meet certain ongoing regulatory requirements for product testing and stability of our commercially marketed products. We do not control the manufacturing processes of our CMOs and depend on them to comply with current good manufacturing practices ("cGMP"), and obtain and maintain regulatory approval. If approval for a CMO is not received or ongoing testing does not continue to meet approved standards and approval is withdrawn, the CMO's production would be delayed or suspended, which could adversely affect our Triferic commercialization efforts. If that was to happen, we may be forced to find another capable CMO or shift production to another CMO that is already approved and under contract with us. Any such circumstance could significantly hamper our ability to supply our customers with our drug products in a timely manner, which may have a material adverse effect on our business, results of operations, financial position and cash flows.

We rely on third party suppliers for raw materials and packaging components of our drug products. We may not be able to obtain the raw materials and proper components we need, or the cost of the materials or components may be higher than expected, any of which could impair our production or commercialization of drug products and have a material adverse effect on our business, results of operations and financial position.

We may not be able to obtain the raw materials or packaging components we need, or the price of such materials or components may rise significantly, for a variety of reasons, including but not limited to:

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    a business interruption, including a force majeure, cyber-attack or labor strike at a supplier;

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    regulatory requirements or action by regulatory agencies or others against a supplier, including delays in receiving necessary approvals;

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    failure of a supplier to comply with cGMP standards, which could result in quality or product failures, adulteration, contamination and/or recall;

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    adverse financial or other strategic developments at or affecting a supplier;

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    termination of the supply contract by a supplier;

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    unexpected demand for or shortage of raw materials or packaging components; and

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    unexpected increases in our product demand.

Some of the suppliers for our raw materials or packaging components are single-source suppliers. Finding an alternative source can be expensive and take a substantial amount of time, especially when regulatory approval is required to qualify the supplier. If we are unable to obtain our raw materials and packaging components and are not able to establish alternative supply sources, or if the prices for such items increase substantially, our CMOs may not be able to produce the desired quantities of our drug products and our expected gross profit margins may be materially adversely affected.

We may not be successful in obtaining foreign regulatory approvals or in arranging out-licensing partners capable of obtaining the approvals needed to effectively commercialize Triferic or other drug products outside of the United States. Even if we, or our partners, are successful in obtaining the required regulatory approvals, we may not be effective at marketing our drug products in certain markets or at all.

The regulatory procedures for obtaining marketing approval of drug products, including Triferic, outside the United States vary from country to country and such approvals can be difficult to obtain. Regulatory approval in foreign countries may require additional clinical testing, such is the case with Triferic and our ability to file for regulatory approval in Europe. These tests may be expensive and time consuming and there can be no assurance as to our ability to achieve a positive result, even if we have had positive clinical trial results in the past. Even after foreign approvals are obtained, further delays may be encountered before products may be marketed. Many countries require additional government approval for price reimbursement under national health insurance systems.

Even if we obtain the necessary foreign approval in a particular market, we do not have expertise selling and marketing on an international level and, therefore, may not be successful in realizing commercial value from our drug products. Thus, our strategy is to out-license the rights to our drug products in markets outside the United States to partners who we believe will have the necessary resources and expertise to obtain regulatory approval and ultimately commercialize our out-licensed drug products. However, we may not be successful in finding new partners who will be willing to invest in our drug products outside the United States. Our partners may be unable to obtain the necessary regulatory approvals. If we are not successful in out-licensing our drugs outside of the United States or entering into other arrangements with partners capable of obtaining the necessary regulatory approvals to commercialize our drug products, we may be forced to seek regulatory approval and market these products ourselves. If we elect to seek regulatory approval ourselves, it may take longer than expected to obtain such approval and to market and manufacture our drugs. As a result, we may decide to delay or abandon development efforts in certain markets. Any such delay or abandonment, or any failure to receive one or more foreign approvals, may have an adverse effect on the benefits otherwise expected from marketing in foreign countries.

If we are successful in obtaining partners to develop and commercialize our drug products in foreign markets, we will be dependent upon their effectiveness in selling and marketing our drug products in those foreign markets. These partners may face stiff competition, government price regulations, generic versions of our drug products, violations of our intellectual property rights and other negative events or may otherwise be ineffective in commercializing our drug products, any of which could reduce the market potential for our drug products and our success in those markets.

If Triferic or other drug candidates are approved and marketed outside of the United States, a variety of risks associated with international operations could materially adversely affect our business.

We may be subject to additional risks if Triferic or other drug candidates are approved and marketed outside of the United States, including:

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    reduced protection for intellectual property rights;

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    unexpected changes in tariffs, trade barriers and regulatory requirements;

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    economic weakness, including inflation, or political instability in particular foreign economies and markets;

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    anti-corruption laws, including the Foreign Corrupt Practices Act;

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    foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country; and

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    business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, including earthquakes, typhoons, floods and fires.

We may not be successful in expanding our drug product portfolio or in our business development efforts related to in-licensing, acquisitions or other business collaborations. Even if we are able to enter into business development arrangements, they could have a negative impact on our business and our profitability.

As part of our business strategy to expand our drug product portfolio, we are seeking to acquire or in-license other drug products that we believe are a complementary fit with our current product portfolio, as well as other products that we believe have substantial development potential. We may not be able to identify such products. If we do, the negotiation of such arrangements can be a lengthy and complex process and there can be no assurance that any such negotiations will be completed on a timely basis or at all, or result in an arrangement that will enable us to effectively integrate, develop and launch such products effectively.

In addition, the market potential for new drug products is highly uncertain and evaluation of such potential requires significant judgment and assumptions. There is a significant risk that any new drug product may not be able to be brought to market as profitably as expected or at all. If the results of any new drug product initiative are materially worse than expected, it could have a material adverse effect on our business, results of operations, financial position and cash flows.

Our drug business depends on government funding of health care, and changes could impact our ability to be paid in full for our drug products, increase prices or cause consolidation in the dialysis provider market.

Medicare and Medicaid fund the majority of dialysis costs in the United States. Many dialysis providers receive the majority of their funding from the government and are supplemented by payments from private health care insurers. These providers depend on Medicare and Medicaid funding to be viable businesses. Changes to health insurance and reimbursement by Congress may have a negative impact on Medicare and Medicaid funding and on reimbursement protocols. If Medicare and Medicaid funding were to be materially decreased, dialysis providers would be severely impacted, increasing our risk of not being paid in full. An increase in our exposure to uncollectible accounts could have a material adverse effect on our business, results of operations, financial position and cash flows.

Since 2011, CMS has continued to modify reimbursement policies for dialysis under the end-stage renal disease prospective payment system generally resulting in lower payment to dialysis providers. We anticipate that dialysis providers will continue to seek ways to reduce their costs per treatment due to this change in reimbursement practice, which could reduce our sales and profitability and have a material adverse effect on our business, results of operations, financial position and cash flows.

The Trump administration and members of Congress have introduced legislation in both the House of Representatives and Senate to repeal and/or replace all or part of the Patient Protection and Affordable Care Act. Such legislation includes potential changes to or the repeal of Medicaid expansion, coverage for pre-existing conditions and insurance coverage minimum benefits. The likelihood of passage and the impact of this legislation is uncertain. However, it could potentially impact reimbursement by Medicare and Medicaid programs for our drug products and dialysis and could negatively affect the ability of certain individuals to obtain coverage. Other federal and state healthcare reform measures could be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, or change the methods used by Medicare and Medicaid to reimburse providers, including the "bundled" payment model and the availability of transitional separate reimbursement.

As a result of these changes to Medicare and Medicaid reimbursement, the dialysis provider industry may continue to consolidate. This may result in increased purchasing leverage for providers across all dialysis product categories and increased pricing pressure on all suppliers to the industry.

We have in-licensed rights to certain patents that cover our products. If we fail to remain in compliance with these license agreements, we could forfeit the rights to these patents, which could negatively impact our ability to commercialize our products.

We have acquired rights to certain patents under license agreements, including with an affiliate of Ajay Gupta, our Chief Scientific Officer. These in-licensed patent rights cover I.V. Triferic and have other claims that could cover Triferic and other products. If we fail to remain in compliance with the terms of these license agreements, including due diligence obligations relating to our efforts to develop and commercialize licensed products in certain markets, we could be found to be in breach of these license agreements. If this was to happen, the licensor could terminate the license agreement in certain circumstances, causing us to forfeit our rights to the licensed patents. This could cause us to lose the ability to sell certain products, including I.V. Triferic, and could potentially subject us to expensive and protracted litigation. Any of these occurrences could significantly harm our results of operations and future prospects.

The dialysis market is highly concentrated in the United States, with two organizations (DaVita and Fresenius) accounting for approximately 73% of the total number of hemodialysis patients. Given this concentrated market power, our success in commercializing Triferic will depend in part on the willingness of DaVita and Fresenius to adopt Triferic.

DaVita Inc. and Fresenius North America own or manage a large number of the outpatient dialysis facilities located in the United States and account for a substantial majority of Triferic's addressable market opportunity in the free-standing dialysis clinic setting. Due to this concentration, these entities have substantial purchasing leverage, which may put pressure on our pricing by their potential ability to extract price discounts on our products, correspondingly negatively impacting our bargaining position and profit margins. Additionally, if one or both of these entities elect to not adopt Triferic, that decision would have a significant impact on our ability to successfully penetrate a large portion of the total addressable market in the United States.

Risks Related to Our Concentrate Business

We may be required to repay a portion of the upfront fees received from Baxter, which could materially and adversely affect our financial position and cash reserves.

Upon the occurrence of a "Refund Trigger Event" under our Exclusive Distribution Agreement, as amended (the "Distribution Agreement"), with Baxter Healthcare Corporation ("Baxter"), we may be required to repay to Baxter $5.0 million of the $20 million upfront fee and a portion of the facility fee. A Refund Trigger Event includes, among other things, termination due to an uncured material breach by us. If Baxter terminates the Distribution Agreement because it has been enjoined by a court of competent jurisdiction from selling in the United States prior to the end of 2019, Baxter would be entitled to a refund of up to $6.6 million. If we are required to make any such payment to Baxter, we may need to reallocate funds from other parts of our business, which could force us to change or delay plans for use of that capital. In any such event, our financial condition, results of operations, and cash reserves could be materially and adversely affected.

A few customers account for a substantial portion of the end user sales of our concentrate products. The loss of any of these customers could have a material adverse effect on our business, results of operations, financial position and cash flows.

Sales of our medical device products are highly concentrated in a few customers. One customer accounted for nearly half of our sales in each of the last three years and for a substantial number of the clinics we serve. The loss of any of these significant customers could have a material adverse effect on our business, results of operations, financial position and cash flows.

We provided Baxter with certain pricing concessions as an incentive to increase its domestic concentrate business. Baxter may not be successful in increasing its domestic concentrate business. If Baxter is not successful in increasing its concentrate business, we may realize lower operating profit from concentrates as a result.

We face competition in the concentrate market and have a large competitor with substantial resources.

The primary competitor in the market for our concentrate products is Fresenius Medical Care NA ("Fresenius"), a large diversified company which has financial, technical, manufacturing, marketing, research and management resources substantially greater than ours. We and our distributor, Baxter, may not be able to successfully compete with Fresenius. Fresenius has historically used product bundling and low pricing as a competitive strategy to capture market share of concentrate products. We and Baxter may be at a disadvantage in competing against these strategies to sell concentrate products. Furthermore, Fresenius is vertically integrated and is the largest provider of dialysis services in the United States, treating approximately 37% of all U.S. in-center hemodialysis patients through its clinics. Fresenius has routinely acquired our customers, and it may acquire more of our customers in the future.

We may be affected materially and adversely by increases in raw material and shipping costs.

A significant portion of our costs relates to chemicals and other raw materials, which are subject to price volatility based on demand and are highly influenced by the overall level of economic activity in the United States and abroad. These costs have tended to rise from year to year and are likely to continue to rise in the future. Under the Distribution Agreement with Baxter, such cost inflation may result in increases in the prices we charge Baxter. If these increases exceed levels specified in the Distribution Agreement, Baxter has the option to terminate the Distribution Agreement and obtain a refund of a portion of the fees we received from Baxter. Any such termination or refund could have a material adverse effect on our business, results of operations, financial position and cash flows. Additionally, we have been adversely affected by a general shortage in commercial truckers in the United States. This has negatively impacted our profit margins as we pay higher costs to ship products to our customers. Continued increases in shipping costs, or the costs of raw materials, could negatively impact our profit margins, as we may be limited in our ability to pass these costs along to our customers.

Risks Related to Our Business as a Whole

We have substantial doubt as to our ability to continue as a going concern.

We have substantial doubt as to our ability to continue as a going concern. We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations, including research and development, when they come due. Our auditors report for the year ended December 31, 2018 included an explanatory paragraph that raises substantial doubt about the Company's ability to continue as a going concern. Management anticipates that we will need to obtain additional funding. There are no current arrangements in place for future funding. If we cannot generate sufficient revenues from our services or seek additional funding we may have to delay the implementation of our business plan.

Our existing capital resources may not be adequate to finance our operating cash requirements for the length of time that we have estimated and additional capital that we may need to operate or expand our business may not be available.

Our forecast of the period of time through which our existing capital resources will be adequate to support our current operations is a forward-looking statement that involves risks and uncertainties.

The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control. These factors include, but are not limited to:

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    the timing and expenditures associated with the commercialization of Triferic and the timing and magnitude of cash received from product sales;

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    the timing and expenditures associated with the build-up of inventory;

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    the timing, design and conduct of, and results from, clinical trials that we may conduct; and

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    the timing of the licensing, partnering and acquisition of new product opportunities.

If our cash is insufficient to meet our future operating requirements, we will have to raise additional funds. Our capital raising activities may include, but may not be limited to, the issuance of common stock or other securities via private placement or public offerings or the issuance of debt. While we may seek capital through a number of means, there can be no assurance that additional financing will be available on acceptable terms, if at all. Furthermore, additional equity financings may be dilutive to our stockholders and newly issued securities may have rights, preferences or privileges senior to those of holders of our common stock.

Debt financing, if available, may involve significant cash payment obligations and covenants that restrict our ability to operate as a business. Additionally, we may have difficulty borrowing money through a term loan or debt facility given the covenants in our distribution agreement with Baxter which prohibit us from entering into a contract encumbering the assets used in our concentrate business. These assets currently constitute a substantial portion of the tangible assets we own. If our development activities require substantial cash resources in the future in excess of our liquid resources on hand and if our cash flows are not sufficient to support financing through unsecured indebtedness, we may not be able to obtain debt financing and our capital financing options may become limited.

Regardless of whether we seek to raise additional working capital through the sale of equity securities or the incurrence of indebtedness, if we do not have sufficient funds available to launch Triferic, conduct planned clinical studies and pursue business opportunities, our business, results of operations, financial position and cash flows could be materially adversely affected.

We have limited capital resources and will likely need additional funding before we are able to achieve profitability. If we are unable to raise additional capital on attractive terms, or at all, we may be unable to sustain our operations.

We have limited capital resources, a cumulative deficit of approximately $281 million since inception, and expect to incur further losses for the foreseeable future. Although we recently raised $22.0 million in a private placement of equity securities, our ability to sustain our operations is dependent upon generating positive cash flow from commercial operations and/or obtaining additional funding through the sale of debt or equity securities. If we cannot generate sufficient revenues from our operations or obtain funding on attractive terms (if at all) then we may be forced to curtail our operations and limit our growth. Any of these events could have a materially negative impact on our stock price and our long-term prospects.

Our drug and concentrate businesses are highly regulated, resulting in additional expense and risk of noncompliance that can materially and adversely affect our business, results of operations, financial position and cash flows.

Our businesses are highly regulated. The testing, manufacture and sale of the products we manufacture directly or through third party CMOs are subject to extensive regulation by the FDA and by other federal, state and foreign authorities. Before drugs or medical devices, such as our concentrate products, can be commercially marketed in the United States, the FDA must give either premarket approval or 510(k) clearance. After a product is approved, regulatory authorities may impose significant restrictions on a product's indicated uses or marketing or requirements for potentially costly post-marketing studies. Our drug products are subject to ongoing regulatory requirements for labeling, packaging, storage, advertising, promotion, sampling, record- keeping and reporting of safety and other post-market information. In addition, manufacturers and their facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to current cGMP and applicable state laws. As such, we and our CMOs are subject to continual review and periodic inspections to assess compliance with cGMP and state laws. Accordingly, we and our partners must continue to expend time, money and effort in all areas to achieve and maintain regulatory compliance. We are also required to report certain adverse reactions and production problems, if any, to applicable regulatory authorities and to comply with requirements concerning advertising and promotion for our drug products.

If non-compliant inventory is sold or if a regulatory agency determines that we are not compliant with any applicable regulatory requirements, we may be subject to warnings from, or enforcement action by, state and federal government authorities, which may include penalties, fines, injunctions, recall or seizure of products, suspension of production, denial of future regulatory approvals, withdrawal or suspension of existing regulatory approvals, operating restrictions, injunctions and criminal prosecution. If regulatory sanctions are applied, the value of our Company and our operating results could be materially and adversely affected. Our business could also be adversely affected by delays in obtaining necessary regulatory approvals and any restrictions placed by the FDA on our intended marketing or the use of our drug products.

Our failure to comply with applicable regulations could also result in product liability litigation against us. In addition, our failure to comply with applicable regulations with respect to our concentrate products could constitute a breach by us of the Distribution Agreement, providing Baxter with various remedies that would be material and adverse to us. Moreover, changes in applicable regulatory requirements could significantly increase the costs of our operations, which, if such higher costs result in price increases that exceed the thresholds specified in the Distribution Agreement, could give Baxter the right to terminate the Distribution Agreement and obtain a partial refund of certain fees paid to us.

Our business could be impacted as a result of actions by activist shareholders, including as a result of a potential proxy contest for the election of directors at our annual meeting.

The Company was subjected to a proxy contest at the 2017 Annual Meeting of Shareholders, which resulted in the negotiation of changes to our Board of Directors (the "Board"') and substantial costs were incurred. A future proxy contest would require us to incur significant legal fees and proxy solicitation expenses and require significant time and attention by management and the Board. The potential of a proxy contest could interfere with our ability to execute our strategic plan, give rise to perceived uncertainties as to our future direction, adversely affect our relationships with customers, suppliers, investors, prospective and current team members and others, result in the loss of potential business opportunities or make it more difficult to attract and retain qualified personnel, any of which could materially and adversely affect our business and operating results.

We may also be subject, from time to time, to other legal and business challenges in the operation of our company due to actions instituted by activist shareholders. Responding to such actions, which may include publicity campaigns and, potentially, litigation, could be costly and time-consuming, divert the time and attention of the Board and management from our business, interfere with our ability to execute our strategic plan, give rise to perceived uncertainties as to our future direction, adversely impact our lobbying efforts, adversely affect our relationships with customers, suppliers, prospective and current team members and others, result in the loss of potential business opportunities or make it more difficult to attract and retain qualified personnel, any of which could materially and adversely affect our business and operating results. Disruption caused by a proxy contest could result in a negative impact on our efforts to obtain separate reimbursement for Triferic. We cannot predict, and no assurances can be given as to, the outcome or timing of any matters relating to actions by activist shareholders or the ultimate impact on our business, results of operations, financial position and cash flows.

We replaced our senior management team in 2018. Our inability to successfully manage the transition and integration into our Company of these key executives may have a material adverse impact on our business, results of operations and financial condition.

We hired a new Chief Executive Officer and Chief Financial Officer in 2018 and have hired additional executive-level employees who are leading the commercial launch of Dialysate Triferic. This leadership transition may be difficult to manage and may cause operational and administrative inefficiencies, added costs, decreased productivity among our employees, and loss of personnel with deep institutional knowledge, which could result in significant disruptions to our operations. In addition, we must successfully integrate our new management team members within our organization in order to achieve our operating objectives, and these changes in key management positions may temporarily affect our financial performance and results of operations as our new management becomes familiar with our businesses. These changes could also increase the volatility of our stock price. If we are unable to mitigate these or other similar risks, our businesses, results of operations, and financial condition may be adversely affected.

We could be found to be infringing intellectual property rights of third parties, which could prevent us from selling products and could require us to pay significant damages and compel us to defend against litigation.

It is possible that we may infringe on intellectual property rights of others without being aware of the infringement. If a third party believes that one of our drug products infringes on the third party's patent, it may sue us even if we have received our own patent protection for the technology. If we infringe the rights of a third party, we could be prevented from manufacturing and selling products, forced to pay damages, compelled to license technology from the party claiming infringement and lose the opportunity to license our technology to others and collect royalty payments, any of which could have a material adverse effect on our business. If Baxter is prevented from selling any of our concentrate or ancillary products due to a patent infringement or if its ability to sell any of our concentrate or ancillary products due to a patent infringement is materially and adversely affected, Baxter may be entitled to terminate our Distribution Agreement and obtain a refund of a portion of the upfront fee and facility fee. We may be subject to claims that our consultants or independent contractors have wrongfully used or disclosed alleged trade secrets of their other clients or former employers to it.

As is common in the biotechnology and pharmaceutical industry, we engage the services of consultants to assist us in the development of our drug products. Many of these consultants were previously employed at, may have previously been, or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. As such, the Company advises consultants not to disclose, or use trade secrets, or proprietary information of their former employers or their former or current customers. Although no claims against us are currently pending, we may be subject to claims that these consultants or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers or their former or current customers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and day-to-day business operations.

Our drug products may have undesirable side effects and our product liability insurance may not be sufficient to protect us from material liability or harm to our business.

If concerns are raised regarding the safety of a new drug as a result of undesirable side effects identified during clinical testing, the FDA may decline to approve the drug at the end of the NDA review period or issue a letter requesting additional data or information prior to making a final decision regarding whether or not to approve the drug. Following FDA approval, if we or others later identify previously unknown undesirable side effects caused by our drug or concentrate products, if known side effects are more frequent or severe than in the past, or if we or others detect unexpected safety signals for such products or any products perceived to be similar to such products, the FDA or other applicable regulatory authorities may require the addition of unfavorable labeling statements, specific warnings or contraindications, may suspend or withdraw their approval of the product, may require it to be removed from the market or may impose restrictions on the distribution or use of the product. Such side effects may also result in litigation against us by private litigants.

We maintain product liability insurance. We cannot be sure that such insurance would be sufficient to protect us against liabilities associated with any of these events in view of our expanding business or that such insurance will remain available at economical levels. We may have significant legal expenses that are not covered by insurance. In addition, our reputation could be damaged by such sanctions or product liability litigation and that could harm our business reputation and marketing ability. Any such sanctions or litigation could also hurt our ability to retain product liability insurance or make such insurance more expensive. In any such event, our business, results of operations, financial position and cash flows could be materially adversely affected.

Our business and operations would suffer in the event of a security breach, system failure, invasion, corruption, destruction or interruption of our or our business partners' critical information technology systems or infrastructure.

In the ordinary course of business, we and our business partners store sensitive data, including intellectual property and proprietary information related to our business, our customers and our business partners, on our information technology systems. Despite the implementation of security measures, these systems are vulnerable to damage from computer viruses, unauthorized access, cyber-attacks, natural disasters, terrorism, war and telecommunication and electrical failures due to employee error, malfeasance or other disruptions. We could experience a business interruption, intentional theft of confidential information or reputational damage from espionage attacks, malware, ransomware or other cyber-attacks, which may compromise our system infrastructure or lead to data leakage, either internally or at our contractors or consultants. While we have not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our manufacturing activities and business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, including protected health information or personal data of employees or former employees, we could be subject to legal claims or proceedings, liability under personal privacy laws and regulatory penalties. In any such event, our business, results of operations, financial position and cash flows could be materially adversely affected.

We use biological and hazardous materials, and any claims relating to improper handling, storage or disposal of these materials could be time consuming or costly.

We use hazardous materials, including chemicals and biological agents and compounds, which could be dangerous to human health and safety or the environment. Our operations also produce hazardous waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our pharmaceutical development efforts.

In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. If one of our employees was accidentally injured from the use, storage, handling or disposal of these materials or wastes, the medical costs related to his or her treatment would be covered by our workers' compensation insurance policy. However, we do not carry specific biological or hazardous waste insurance coverage and our property and casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended, or operations otherwise affected.

We are and may become the target of additional securities litigation, which is costly and time-consuming to defend.

In addition to the purported class action, shareholder derivative action and SEC investigation described in Note 14 "Commitments and Contingencies — Litigation" in the condensed consolidated financial statements to our Form 10-Q for the quarter ended March 31, 2019, it is possible other legal proceedings could be brought against us in the future. The results of complex legal proceedings are difficult to predict. These lawsuits assert types of claims that, if resolved against us, could give rise to substantial damages, and an unfavorable outcome or settlement of these lawsuits, or any future lawsuits, could have a material adverse effect on our business, financial condition, results of operations and/or stock price. Even if any future lawsuits are not resolved against us, the costs of defending such lawsuits may be material to our business and our operations. Moreover, these lawsuits may divert our Board and our management's attention from the operation of our business. For more information on our legal proceedings, see Note 14 "Commitments and Contingencies — Litigation" in the condensed consolidated financial statements to our Form 10-Q for the quarter ended March 31, 2019.

Any adverse conclusions from our SEC investigation could result in fines, criminal penalties and an adverse effect on our business.

We received letters in 2017 from the SEC informing us that the SEC was conducting an inquiry into our accounts receivable and inventory, calculation practices regarding such information, as well as disclosure regarding our dispute with Baxter and requesting that we voluntarily provide certain information and documents relating to our accounts receivable and inventory calculations and reporting practices, as well as information relating to the Baxter dispute. In 2018, we received additional requests (including a subpoena) from the SEC asking for certain records and information relating to the termination of our prior Chief Executive Officer and Chief Financial Officer, as well as the facts and circumstances leading up to the resignation of our prior audit firm. The SEC's letters stated that the SEC's inquiry should not be construed as an indication that any violation of any federal securities laws has occurred. We have provided all of the requested information and documents to the

SEC from the 2017 requests and are substantially complete in providing the requested information and documents from the 2018 subpoena. We intend to continue to fully cooperate with the SEC investigation. At this stage, we are unable to predict when the SEC's inquiry will conclude or what the consequences may be. Furthermore, any continuation of the SEC inquiry may cause a diversion of management's time and attention, which could have a material adverse effect on our business, results of operations, financial position and cash flows.

We may be subject to future disputes with respect to the Settlement Agreement.

On August 7, 2018, we entered into a confidential settlement agreement and mutual release (the "Settlement Agreement") with our former CEO, former CFO and a former and then-current director. We may be subject to disputes, claims or other disagreements with such parties with respect to the Settlement Agreement that may require us to incur legal fees and divert management's time and attention.

Risks Related to Our Common Stock

The restatement of our previously issued financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 may lead to additional risks and uncertainties, including regulatory, shareholder or other actions, loss of investor confidence and negative impacts on our stock price.

Our Audit Committee, after consultation with management and discussing with outside counsel, external auditors and third-party consultants, concluded on August 12, 2018 that our previously issued consolidated financial statements for the quarter ended March 31, 2018 should be restated for the reasons described in "Explanatory Note" preceding Part I, Item 1 and Note 3 — Restatement of Unaudited Condensed Consolidated Financial Statements of the Notes to Consolidated Financial Statements in Part I, Item 1 of the amended Form 10-Q for the quarter ended March 31, 2018. Our amended Form 10-Q for the quarter ended March 31, 2018 includes restated unaudited financial statements and selected financial data (and related disclosures). Financial information included in our previously filed Form 10-Q for the quarter ended March 31, 2018, and all earnings press release and similar communications issued by us, for the period, should not be relied upon and are superseded in their entirety by our amended Form 10-Q for the quarter ended March 31, 2018. The amended Form 10-Q for the quarter ended March 31, 2018 amends and restates, in its entirety, our Form 10-Q for the quarter ended March 31, 2018.

As a result of this restatement and associated non-reliance on previously issued financial information, we have become subject to a number of additional costs and risks, including unanticipated costs for accounting and legal fees in connection with or related to the restatement and the remediation of our ineffective disclosure controls and procedures and material weakness in internal control over financial reporting. Likewise, the attention of our Board and our management team has been diverted by these efforts. In addition, we could also be subject to additional shareholder, governmental, regulatory or other actions or demands in connection with the restatement or other matters. Any such proceedings will, regardless of the outcome, consume a significant amount of the Board's and management's time and attention and may result in additional legal, accounting, insurance and other costs. If we do not prevail in any such proceedings, we could be required to pay damages or settlement costs. In addition, the restatement and related matters could impair our reputation or could cause our customers, shareholders, or other counterparties to lose confidence in us. Any of these occurrences could have a material adverse effect on our business, results of operations, financial condition and stock price.

Our plan to remediate the identified material weaknesses in our internal control over financial reporting and the restatement of our previously issued financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 may not be sufficient to correct all material weaknesses and deficiencies.

On June 22, 2018, we announced the resignation of our registered independent public accounting firm, Plante & Moran, PLLC ("Plante"). Plante's reports on the Company's financial statements for the years ended December 31, 2016 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles and during the two most recent years ended December 31, 2016 and December 31, 2017 and through June 22, 2018 (the date of Plante's resignation), the Company had no disagreements with Plante on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Plante's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

In connection with Plante's resignation and the restatement of our financial statements for the quarter ended March 31, 2018, Plante and our management team identified a material weakness in our internal control over financial reporting with respect to the quarter ended March 31, 2018. Accordingly, the Board and management have concluded that management's reports related to the effectiveness of internal and disclosure controls for the quarter ended March 31, 2018 may not have been correct, as described in Item 4, "Control and Procedures" of the Form 10-Q for the quarter ended March 31, 2019. Subsequently, we identified several additional material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting that results in a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Although our Audit Committee and management are implementing improvements to our internal controls to remediate the identified material weaknesses, these improvements may not be effective to fully remediate such material weakness or prevent a material misstatement of our annual or interim financial statements in the future.

Shares eligible for future sale may affect the market price of our common shares.

Any future sales by us of substantial amounts of our common shares, or the possibility of such sales, could adversely affect the market price of our common shares and also impair our ability to raise capital through an offering of our equity securities in the future. In the future, we may issue additional shares or warrants in connection with investments or for other purposes considered advisable by our Board. Any substantial sale of our common shares may have an adverse effect on the market price of our common shares and may dilute the economic value and voting rights of existing shareholders.

In addition, as of December 31, 2018, there were 6,470,500 shares issuable upon the exercise of the then-outstanding and exercisable stock options and 1,774,105 shares issuable upon the exercise of then-outstanding stock options that were not yet exercisable. The market price of the common shares may be depressed by the potential exercise of these options. The holders of these options are likely to exercise them when we would otherwise be able to obtain additional capital on more favorable terms than those provided by the options.

The market price for our common stock is volatile.

Our stock price, like the market price of many stocks in the specialty pharmaceutical, biotechnology and pharmaceutical industries, is volatile. Events such as announcements around clinical testing results or regulatory approval of a product, as well as the reporting of sales, operating results and cash resources, may cause significant fluctuations in our share price. In addition, third parties may engage in trading strategies that result in intentional volatility to and control over our share price.

Our ability to use our net operating loss carryforwards to offset potential taxable income and related income taxes that would otherwise be due may be limited.

We have substantial net operating loss carryforwards ("NOLs") available to reduce future taxable income. Our ability to use our NOLs to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon our generation of future taxable income before the expiration dates of the NOLs. In addition to uncertainty regarding our future profitability, our use of the NOLs may be subject to annual limitations under the "ownership change" provisions of Section 382 of the Internal Revenue Code of 1986, as amended, which may result in the expiration of some or all of the NOLs before they can be used. In general, an "ownership change" occurs if, during a rolling three-year period, there is a greater than 50% change in the percentage ownership of the corporation by 5% owners (and persons treated as 5% owners), as defined in Section 382 and related regulations. We may experience an ownership change in the future as a result of future changes in our stock ownership. The inability to use our NOLs to reduce federal taxable income could result in increased future tax liability to us and reduce the cash that would otherwise be available to our business.

Structural and anti-takeover provisions reduce the likelihood that you will receive a takeover premium.

Our Board has the authority, without shareholder approval, to issue shares of preferred stock, or rights to acquire preferred stock, having such rights, preferences and privileges our Board may determine. Any such issuance or potential issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control and may adversely affect the rights of holders of common shares, including by decreasing the amount of earnings and assets available for distribution to holders of common shares and adversely affect the relative voting power or other rights of the holders of the common shares. In addition, we may become subject to Michigan statutes regulating business combinations or our Board may take other actions which might also hinder or delay a change in control. Any such actions can have a depressive effect on the market price of our common shares and can limit shareholders' ability to receive a premium on their shares by discouraging takeover offers.

Our shareholders do not have the right to cumulative voting in the election of directors. Moreover, our directors serve staggered three-year terms, and directors may only be removed for cause by a shareholder vote. These provisions could have an anti-takeover effect by making it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent directors. These provisions could also delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interests, including those attempts that might result in a premium over the market price for the common shares.

We do not anticipate paying dividends in the foreseeable future.

Since inception, we have not paid any cash dividend on our common shares and do not anticipate paying such dividends in the foreseeable future. The payment of dividends is within the discretion of our Board and depends upon our earnings, capital requirements, financial condition and requirements, future prospects, restrictions in future financing agreements, business conditions and other factors deemed relevant by the Board. We intend to retain earnings and any cash resources to finance our operations. Therefore, it is highly unlikely we will pay cash dividends.

Risks Related to This Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

The net proceeds from this offering will be used for the continued commercialization of Dialysate Triferic and, if approved, I.V. Triferic, as well as research and development and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of                  shares are sold at a price of $             per share, for aggregate net proceeds of $             in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, you will suffer immediate and substantial dilution of $             per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2019 after giving effect to this offering and the assumed public offering price. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $              million, (or $              million if the underwriters exercise in full their option to purchase additional shares), after deducting the estimated underwriting discount and estimated offering expenses that are payable by us.

We intend to use the net proceeds for the continued commercialization of Dialysate Triferic and, if approved, I.V. Triferic, as well as research and development and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. We therefore cannot estimate with certainty the portion of the net proceeds to be used for each of the purposes described above. We may also find it necessary or advisable to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing obligations, certificates of deposit or obligations of the United States.

 DILUTION

Our net tangible book value as of March 31, 2019 was approximately $19.2 million, or $0.34 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.

After giving effect to the sale of shares of our common stock in this offering, and after deducting the underwriting discounts and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $              million, or $              per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of March 31, 2019		$0.34
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering			$

Dilution per share to investors purchasing our common stock in this offering			$

If the underwriters exercise their option to purchase additional shares of common stock in full, our as adjusted net tangible book value will increase to $             per share, representing an immediate increase in net tangible book value to existing stockholders of $             per share and an immediate dilution in net tangible book value of $             per share to investors purchasing our common stock in this offering at the assumed public offering price.

The number of shares of our common stock to be outstanding after this offering is based on 57,128,327 shares of our common stock outstanding as of March 31, 2019 and excludes:

    •
    437,043 shares of common stock issued subsequent to March 31, 2019 through the date of this prospectus supplement under our ATM facility;

    •
    7,901,480 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2019 at a weighted-average exercise price of $7.47 per share;

    •
    988,958 shares of performance-based restricted stock units outstanding as of March 31, 2019;

    •
    388,125 shares of common stock issuable upon the exercise of outstanding performance-based stock options as of March 31, 2019, at an exercise price of $4.70;

    •
    472,959 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019;

    •
    146,800 shares of common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2019;

    •
    2,770,781 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $4.96 per share as of March 31, 2019; and

    •
    1,813,646 shares of common stock reserved for issuance pursuant to future equity awards under our 2018 Incentive Plan as of March 31, 2019, as well as any future increases in the number of shares of our common stock reserved for future issuance under this plan.

Except as otherwise indicated, all information contained in this prospectus:

    •
    assumes that the underwriters do not exercise their option to purchase additional shares; and

    •
    assumes no exercise of outstanding stock options or warrants or vesting of restricted stock units or performance stock units after March 31, 2019.

To the extent that outstanding options or warrants are exercised or restricted stock units or performance stock units vest, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

 REGULATORY MATTERS

Government Regulation

The testing, manufacture and sale of our hemodialysis concentrates and the ancillary products we distribute are subject to regulation by numerous governmental authorities, principally the FDA and corresponding state and foreign agencies. Under the Federal Food, Drug, and Cosmetic Act, as amended (the "FD&C Act"), and FDA regulations, the FDA regulates the pre-clinical and clinical testing, manufacture, labeling, distribution and marketing of medical devices and drugs. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of marketing clearances or approvals and criminal prosecution.

We are developing and commercializing selected drug candidates, such as Triferic. The development and regulatory approval process for new drugs and additional indications for approved drugs includes preclinical testing and human clinical trials and is lengthy and uncertain. Before marketing any pharmaceutical or therapeutic product in the United States, the product must undergo rigorous preclinical testing and clinical trials and an extensive regulatory approval process implemented by the FDA under the FD&C Act.

Moreover, the FDA imposes substantial requirements on new product research and the clinical development, manufacture and marketing of pharmaceutical products, including testing and clinical trials to establish the safety and effectiveness of these products.

Medical Device Approval and Regulation

A medical device may be marketed in the United States only with prior authorization from the FDA, unless it is subject to a specific exemption. Most Class I devices (general controls) and some Class II devices (general and special controls) are exempt from the premarket notification (i.e., 510(k) clearance) requirements. Class III devices generally require "premarket approval" (PMA) from the FDA as described in further detail below. FDA grants 510(k) clearance when the submitted information establishes that a proposed device is "substantially equivalent" in terms of safety and effectiveness to a legally marketed device that is not subject to premarket approval. A legally marketed device is a "pre-amendment" device that was legally marketed prior to May 28, 1976 (for which a PMA is not required), a device that has been reclassified from Class III to Class I or II, or a device which has been found substantially equivalent through the 510(k) process. The FDA in recent years has been requiring a more rigorous demonstration of substantial equivalence than in the past, including requiring clinical trial data in some cases. For any devices that are cleared through the 510(k) process, modifications or enhancements that could significantly affect safety or effectiveness, or constitute a new or major change in the intended use of the device, will require new 510(k) submissions. It usually takes from three to six months from the date of submission to obtain 510(k) clearance, and may take substantially longer. Our hemodialysis concentrates (acid and bicarbonate) and other ancillary products are categorized as Class II devices.

Class III devices typically are devices that sustain or support life, prevent impairment of human health or present a potential unreasonable risk of illness or injury. A Class III device generally must receive approval through a PMA application, which requires proving the safety and effectiveness of the device to the FDA. The process of obtaining PMA approval is expensive and uncertain. It usually takes approximately one year to obtain approval after filing the request, and may take substantially longer.

If human clinical trials of a device are required, whether for a 510(k) submission or a PMA application, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an investigational device exemption ("IDE") application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and laboratory testing. If the IDE application is approved by the FDA and one or more appropriate Institutional Review Boards ("IRBs"), the device may be shipped for the purpose of conducting the investigations without compliance with all of the requirements of the FD&C Act and human clinical trials may begin. The FDA will specify the number of investigational sites and the number of patients that may be included in the investigation. If the device does not present a "significant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval.

Any devices manufactured or distributed by us pursuant to FDA clearances or approvals are subject to continuing regulation by the FDA and certain state agencies. As a manufacturer of medical devices for marketing in the United States, we are required to adhere to regulations, including 21 CFR 820, which is commonly referred to as the Quality System Regulation, setting forth detailed cGMP requirements, which include testing, control and documentation requirements. We must also comply with medical device reporting regulations which require that we report to the FDA any incident in which our products may have caused or contributed to a death or serious injury, or in which our products malfunctioned and, if the malfunction were to recur, it would be likely to cause or contribute to a death or serious injury. Under such a scenario, our products may be subject to voluntary recall by us or required recall by the FDA. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. The FD&C Act prohibits the marketing of approved medical devices for unapproved uses.

We are subject to routine inspection by the FDA and certain state agencies for compliance with cGMP requirements and other applicable quality system regulations. We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, transportation and disposal of hazardous or potentially hazardous substances.

We have 510(k) clearance from the FDA to market hemodialysis concentrates in both liquid and powder form. In addition, we have received 510(k) clearance for our Dry Acid Concentrate Mixer.

We must comply with the FD&C Act and related laws and regulations, including cGMP, to retain 510(k) clearances. We cannot assure you that we will be able to maintain our 510(k) clearances from the FDA to manufacture and distribute our products. If we fail to maintain our 510(k) clearances, we may be required to cease manufacturing and/or distributing our products, which would have a material adverse effect on our business, financial condition and results of operations. If any of our FDA clearances are denied or rescinded, sales of our products in the United States would be prohibited during the period we do not have such clearances.

Drug Approval and Regulation

The marketing of pharmaceutical products in the United States, such as Triferic, requires the approval of the FDA. The FDA has established regulations, guidelines and safety standards which apply to the pre-clinical evaluation, clinical testing, manufacturing and marketing of our new iron maintenance therapy product and other pharmaceutical products. The steps required before a pharmaceutical product can be produced and marketed for human use include: (i) pre-clinical studies; (ii) submission to the FDA of an Investigational New Drug Application ("IND"), which must become effective before human clinical trials may commence in the United States; (iii) adequate and well controlled human clinical trials; (iv) submission to the FDA of a NDA; and (v) review and approval of the NDA by the FDA. An NDA generally is required for products with new active ingredients, new indications, new routes of administration, new dosage forms or new strengths. An NDA requires that complete clinical studies of a product's safety and efficacy be submitted to the FDA, the cost of which is substantial. The costs are often less, however, for new delivery systems, which utilize already approved drugs than for drugs with new active ingredients.

Pre-clinical studies are conducted to obtain preliminary information on a pharmaceutical product's efficacy and safety in animal or in vitro models. The results of these studies are submitted to the FDA as part of the IND and are reviewed by the FDA before human clinical trials begin. Human clinical trials may begin 30 days after receipt of the IND by the FDA unless the FDA objects to the commencement of clinical trials.

Human clinical trials are typically conducted in three sequential phases, but the phases may overlap. Phase 1 trials consist of testing the product primarily for safety, metabolism and pharmacologic action in a small number of patients or healthy volunteers at one or more doses. In Phase 2 trials, the safety and efficacy of the product are evaluated in a patient population somewhat larger than the Phase 1 trials with the primary intent of determining the effective dose range. Phase 3 trials typically involve additional testing for safety and clinical efficacy in an expanded population at a large number of test sites. A clinical plan, or protocol, accompanied by documentation from the institutions participating in the trials, must be received by the FDA prior to commencement of each of the clinical trials. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

The results of product development and pre-clinical and clinical studies are submitted to the FDA as an NDA for approval. If an application is submitted, there can be no assurance that the FDA will review and approve the NDA in a timely manner. The FDA may refuse to file an NDA if it is not sufficiently complete to permit substantive review. The FDA may deny an NDA by way of a complete response letter if applicable regulatory criteria are not satisfied or it may require additional testing, including pre-clinical, clinical and or product manufacturing tests. Even if such data are submitted, the FDA may ultimately deny approval of the product. Further, if there are any modifications to the drug, including changes in indication, manufacturing process, labeling, or a change in a manufacturing facility, an NDA supplement may be required to be submitted to the FDA. Product approvals may be withdrawn after the product reaches the market if compliance with regulatory standards is not maintained or if problems occur regarding the safety or efficacy of the product. The FDA may require testing and surveillance programs to monitor the effect of products which have been commercialized and has the power to prevent or limit further marketing of these products based on the results of these post-marketing programs.

Manufacturing facilities are subject to periodic inspections for compliance with regulations, such as cGMP requirements, and each domestic drug manufacturing facility must be registered with the FDA. Foreign regulatory authorities may also have similar regulations. We expend significant time, money and effort in the area of quality assurance to fully comply with all applicable requirements. FDA approval to manufacture a drug is site specific. In the event an approved manufacturing facility for a particular drug becomes inoperable, obtaining the required FDA approval to manufacture such drug at a different manufacturing site could result in production delays, which could adversely affect our business and results of operations. Manufacturers and distributors must comply with various post-market requirements, including adverse event reporting, re-evaluation of approval decisions and notices of changes in the product or in the process or procedures used to manufacture a product.

Once an NDA is approved, a product is subject to certain post-approval requirements. As an NDA applicant, we are required to submit to FDA information about any adverse event associated with the use of our approved drug, whether or not the adverse event is considered drug related. If our marketed drug is found to be potentially harmful or does not comply with applicable requirements, we also may recall the product. The FDA regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Major changes and some moderate changes to an approved drug, or to the conditions established in the approved NDA, may require the submission and approval of a new NDA or NDA supplement before the change can be implemented. Other changes may be made at the time of FDA's receipt of the NDA supplement or may be described in our next annual report for the approved NDA.

Pediatric Requirements

Under the Pediatric Research Equity Act, or PREA, NDAs or supplements to NDAs must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any drug for an indication where orphan designation has been granted.

The Best Pharmaceuticals for Children Act, or BPCA, provides NDA holders a six-month extension of the marketing exclusivity or patent protection for a drug if certain conditions are met. Conditions for exclusivity include the FDA's determination that information relating to the use of a new drug in the pediatric population may produce health benefits in that population, the FDA making a written request for pediatric clinical trials, and the applicant agreeing to perform, and reporting on, the requested clinical trials within the statutory timeframe. Applications under the BPCA are treated as priority applications, with all of the benefits that designation confers.

Other Government Regulations

The federal and state governments in the United States, as well as many foreign governments, from time to time explore ways to reduce medical care costs through health care reform. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, we cannot predict what impact any reform proposal ultimately adopted may have on the pharmaceutical and medical device industry or on our business or operating results. Our activities are subject to various federal, state and local laws and regulations regarding occupational safety, laboratory practices, and environmental protection and may be subject to other present and possible future local, state, federal and foreign regulations. We do not expect that compliance with these regulations, including environmental laws, will have a material adverse impact on our financial condition.

The approval procedures for the marketing of our products in foreign countries vary from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. We generally depend on our foreign distributors or marketing partners to obtain the appropriate regulatory approvals to market our products in those countries which typically do not require additional testing for products that have received FDA approval.

However, since medical practice and governmental regulations differ across regions, further testing may be needed to support market introduction in some foreign countries. Some foreign regulatory agencies may require additional studies involving patients located in their countries. Even after foreign approvals are obtained, further delays may be encountered before products may be marketed. Issues related to import and export can delay product introduction. Many countries require additional governmental approval for price reimbursement under national health insurance systems.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co. and Cantor Fitzgerald & Co. as joint book-running managers. We have entered into an underwriting agreement with Piper Jaffray & Co. and Cantor Fitzgerald & Co., as representatives of the several underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock listed opposite its name below.

Underwriter	Number of Shares
Piper Jaffray & Co.
Cantor Fitzgerald & Co.

Total

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to                    additional shares of common stock from us to cover over-allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriters have advised us that they propose to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $             per share. After the offering, these figures may be changed by the underwriters.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discount to be paid by the underwriters in connection with this offering, assuming either no exercise or full exercise of the over-allotment option:

Total
	Per Share	Without Option	With Option
Public offering price		$	$
Underwriting discounts and commissions		$	$
Proceeds, before expenses, to us

We estimate that the total fees and expenses payable by us, excluding the underwriting discount, will be approximately $             , which includes up to $50,000 that we have agreed to reimburse the underwriters for the fees incurred by them in connection with the offering.

Indemnification of Underwriters

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus without first obtaining the written consent of Piper Jaffray & Co. on behalf of the underwriters. Specifically, we and these other persons have agreed not to directly or indirectly:

    •
    offer, pledge, announce the intention to sell, sell, contract to sell any common stock;

    •
    sell any option or contract to purchase any common stock;

    •
    purchase any option or contract to sell any common stock;

    •
    grant any option, right or warrant for the sale of any common stock;

    •
    otherwise dispose of or transfer any common stock; or

    •
    enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph to do not apply to:

    •
    transfers or dispositions of shares of our common stock:

    •
    as a bona fide gift;

    •
    to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of such person;

    •
    by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

    •
    to any partnership, corporation or limited liability company controlled by the party subject to the lock-up restrictions or the immediate family of such person;

    •
    by testate succession or intestate succession to the beneficiary of the party subject to the lockup restrictions; or

    •
    as distributions to limited partners, limited liability company members or stockholders of the party subject to the lock-up restrictions;

    •
    transfers to a corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the of the party subject to the lock-up restrictions;

    •
    sales or transfers of common stock made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act ("Rule 10b5-1") that has been entered into prior to the date of this prospectus;

    •
    the establishment of a trading plan pursuant to Rule 10b5-1 for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period;

    •
    the exercise, conversion or exchange of any stock options, warrants, rights or convertible securities outstanding as of the date of this prospectus or subsequently granted pursuant to the Company's equity incentive plans, including any exercise effected by the delivery or sale of the party subject to the lock-up restrictions' common stock to the Company (including, without limitation, to finance a "cashless" exercise), provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement; or

    •
    the transfer of shares of common stock (or any security convertible into or exercisable or exchangeable for common stock) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common stock and involving a change of control.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing

Our common stock is listed on Nasdaq Global Market under the symbol "RMTI."

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Global Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically.

Affiliations

From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates. Cantor Fitzgerald & Co. is the agent under our Controlled Equity OfferingSM Sales Agreement, dated March 22, 2019.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The common shares may be sold only to purchasers purchasing as principal that are both "accredited investors" as defined in National Instrument 45-106 Prospectus and Registration Exemptions and "permitted clients" as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  (b)
  where no consideration is or will be given for the transfer; or

  (c)
  where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the "AMF") for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

  1.
  the transaction does not require a prospectus to be submitted for approval to the AMF;

  2.
  persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

  3.
  the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

 LEGAL MATTERS

We are represented by Gibson, Dunn & Crutcher LLP, San Francisco, California. The validity of the shares of common stock offered hereby will be passed upon for us by Bodman PLC, Troy, Michigan. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

 EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to "incorporate by reference" much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

    •
    our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed on March 18, 2019 (including information specifically incorporated by reference therein from our Proxy Statement filed with the SEC on April 30, 2019);

    •
    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed on May 10, 2019;

    •
    our Current Reports on Form 8-K filed with the SEC on March 22, 2019 and June 12, 2019;

    •
    the description of our common stock contained in our registration statement on Form 8-A which was filed on January 23, 1998, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:

Rockwell Medical, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
Attention: David Kull, Secretary

You can also find these filings on our website at www.rockwellmed.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

PROSPECTUS

ROCKWELL MEDICAL, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
SECURITIES PURCHASE CONTRACTS
UNITS

        We may offer and sell from time to time up to $200 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

        This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Our common stock is listed on the Nasdaq Global Market and traded under the symbol "RMTI." The last reported sale price of the common stock on September 13, 2018 was $4.12 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risk. Please read carefully the section entitled "Risk Factors" on Page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2018.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, references in this prospectus to "Rockwell," "we," "us," "our" and "ours" refer to Rockwell Medical, Inc., and include its consolidated subsidiaries where the context so requires.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $200,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this registration statement and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or shareholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "plan," "potential," "predict," "forecast," "project," "intend," or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

        These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

  •
  the timing and commercial success of the commercial launch of our proprietary products and new business strategy;

  •
  the timing and success of obtaining Medicare and other third-party reimbursement approval for our products, including Triferic;

  •
  the timing and success of filing of applications for new regulatory approvals in the United States and abroad, including for our planned intravenous formulation of Triferic;

  •
  our liquidity and capital resources;

  •
  future results of operations and the financial condition of the Company;

  •
  our dependence on key employees and our ability to integrate new members of our management team;

  •
  the timing and success of clinical studies of the Company's drug candidates, including planned studies of Triferic in China and a pediatric study of Triferic;

  •
  the manufacture of our products in compliance with the FDA's current Good Manufacturing Practices;

  •
  the ability to maintain compliance with SEC and Nasdaq rules; and

  •
  other risks more fully discussed in the "Risk Factors" section in this prospectus, the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

        We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See "Risk Factors" in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

        Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

OUR COMPANY

        We are a specialty pharmaceutical company targeting end-stage renal disease ("ESRD") and chronic kidney disease with products for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis (also referred to as "dialysis").

        We are currently marketing and developing unique, proprietary renal drug therapies. These renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are designed to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience and outcome. We have also obtained licenses for certain dialysis related drugs which we are developing and planning to market in major markets globally either directly or through license partners.

        We are also a manufacturer of hemodialysis concentrates/dialysates to dialysis providers and distributors in the United States and abroad. We manufacture, sell and distribute hemodialysis concentrates and other ancillary medical products and supplies used in the treatment of patients with ESRD. We also supply dialysis concentrates to distributors serving a number of foreign countries, primarily in the Americas and the Pacific Rim. The majority of our sales occur in the United States.

        We are regulated by the United States Food and Drug Administration ("FDA") under the Federal Drug and Cosmetics Act, as well as by other federal, state and local agencies. We hold several FDA product approvals including both drugs and medical devices.

        We are a Michigan corporation and our corporate headquarters are located at 30142 Wixom Road, Wixom, Michigan 48393. Our telephone number is (248) 960-9009 and our Internet website address is www.rockwellmed.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2018 under the heading "Risk Factors," as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

 USE OF PROCEEDS

        Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities. Pending such use, we may temporarily invest the net proceeds in short-term investments.

 DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 SECURITIES TO BE OFFERED

        We may offer, from time to time and in one or more offerings, debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        As of the date of this prospectus and for the previous five fiscal years, we had no fixed charges and no shares of preferred stock for which we are required to make dividend payments. Accordingly, we have no ratio of earnings to fixed charges and no ratio of earnings to combined fixed charges and preferred stock dividends, to illustrate for these periods. To the extent applicable at the time of filing, we will provide any ratios of earnings to fixed charges in the applicable prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

        The debt securities will be our senior debt securities and will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." We refer to this indenture as the "indenture."

        The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

        The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

        We may issue the debt securities in one or more separate series of senior debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities and the series in which the debt securities will be included;

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  the authorized denominations and aggregate principal amount of the debt securities;

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  the date or dates on which the principal and premium, if any, are payable;

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  the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the dates on which the interest will be payable and the corresponding record dates;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

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  whether the debt securities of the series will be issued in whole or in part;

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  whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

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  any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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  the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

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  the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

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  any events of default, covenants or warranties applicable to the debt securities;

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  the currency, currencies or composite currency of denomination of the debt securities;

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  the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  whether and under what conditions we will pay additional amounts to holders of the debt securities;

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  the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

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  the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

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  whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

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  any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

        We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

        Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

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  by checks mailed to the persons entitled to interest payments at their registered addresses; or

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  by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

        Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

        The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

        Unless debt securities in physical form are issued, we will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities, in denominations of $1,000 or any integral multiple of $1,000. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

        DTC has advised us that:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act;

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  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

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  direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

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  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

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  access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

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  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC:

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  upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

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  ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the trustee, us or any of their or our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Physical certificates will be issued to holders of a global security, or their nominees, if:

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  DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

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  we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

        Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

        No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Consolidation, Merger or Sale by the Company

        The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

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  (A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, no event of default exists. (Section 801); and

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  the trustee shall have received an officer's certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

        Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 801).

        If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 801).

Events of Default, Notice and Certain Rights on Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used with respect to any series of debt securities, means any of the following:

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  failure to pay interest on any debt security of that series for 30 days after the payment is due;

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment on debt securities of that series when due;

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  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $75,000,000 becoming or being declared due and payable;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 502).

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        The indenture requires us to furnish an officer's certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

        Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee. (Section 512).

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

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  the trustee has not started the proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

        The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

        We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

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  evidence the succession of another corporation to us and the assumption of our covenants by a successor;

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  add to our covenants or surrender any of our rights or powers;

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  add additional events of default for any series;

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  change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

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  permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

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  secure the debt securities;

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  establish the form or terms of debt securities not yet issued;

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  evidence and provide for successor trustees;

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  add, change or eliminate any provision affecting registration as to principal of debt securities;

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  change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

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  comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

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  supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

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  conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

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  cure any ambiguity or correct any mistake; or

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  to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company. (Section 901).

        In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

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  change the time for payment of principal or interest on any debt security;

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  reduce the principal of, or any installment of principal of, or interest on, any debt security;

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  reduce the amount of premium, if any, payable upon the redemption of any debt security;

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  change any obligation of the company to pay additional amounts;

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  reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

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  impair the right to institute suit for the enforcement of any payment on or for any debt security;

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  reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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  modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

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  change the currency of payment;

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  adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

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  change the place of payment. (Section 902).

        Any supplemental indenture will be filed with the SEC as an exhibit to:

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  a post-effective amendment to the registration statement of which this prospectus is a part;

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  an annual report on Form 10-K;

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  a quarterly report on Form 10-Q; or

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  a current report on Form 8-K.

Defeasance and Covenant Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

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  we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as "defeasance"; or

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  we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as "covenant defeasance." (Sections 403 and 1501).

        Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

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  it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

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  certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

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  we must deliver to the trustee an officer's certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

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  we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1501).

        In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

        We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

        The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

        The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

        The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock and provisions of our restated articles of incorporation and amended and restated bylaws. This description is only a summary. For more detailed information, you should refer to our restated articles of incorporation and amended and restated bylaws filed as exhibits to the registration statement, of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

        Our authorized capital stock consists of 120,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. As of September 13, 2018, 51,435,224 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

        Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required. Directors are elected by a plurality of the votes cast at any election, but the election of a director-nominee in an uncontested election requires a majority vote under our Principles of Corporate Governance. There is no cumulative voting of shares.

        Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights and shares of common stock are not redeemable. The shares of common stock presently outstanding are duly authorized, validly issued, fully paid and non-assessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

Preferred Stock

        Our board of directors is authorized to issue from time to time up to 2 million shares of preferred stock without shareholder approval. Our board of directors has the discretion to determine the rights, preferences and limitations, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of the holders of common stock until our board of directors determines the specific rights associated with the preferred stock. The effects of issuing preferred stock could include one or more of the following:

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  decreasing the amount of earnings and assets available for distribution to holders of common stock;

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  delaying, deferring or preventing changes in our control or management.

        As of the date of this prospectus, there were no shares of preferred stock outstanding.

Anti-Takeover Effects of Michigan Law and Our Certificate of Incorporation and Bylaws

        The directors of the Company serve staggered three-year terms. Directors may not be removed without cause. The restated articles of incorporation also set the minimum and maximum number of directors constituting the entire board at three and fifteen, respectively, with the exact number to be determined by the board from time to time.

        Our restated articles of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt. Our restated articles of incorporation authorize the board to issue up to 120 million shares of common stock (less shares already outstanding or reserved for issuance) and up to two million shares of preferred stock without shareholder approval. In addition, the restated articles of incorporation provide that shareholder action without a meeting requires the unanimous consent of the shareholders, unless the applicable action has been approved by the Board prior to execution of the shareholder consent. Our amended and restated bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. Furthermore, our amended and restated bylaws require shareholders to give advance notice of director nominations and proposals to be presented at meetings of shareholders.

        These provisions may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous.

        Subject to certain exceptions, Chapter 7A of the Michigan Business Corporation Act prohibits a corporation from engaging in any business combination with an interested shareholder (generally defined as a shareholder who beneficially owns 10% or more of the voting power of the Company) unless approved by (1) 90% of the votes of each class of stock entitled to vote and (2) two-thirds of the votes of each class of stock entitled to be cast by the shareholders other than the interested shareholder. We are currently not subject to Chapter 7A but may opt in at any time by resolution of our board of directors.

Nasdaq Global Market Listing

        Our common stock is listed on the Nasdaq Global Market under the symbol "RMTI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 DESCRIPTION OF WARRANTS

        We may issue other warrants in the future for the purchase of debt securities, common stock, preferred stock, units or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

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  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  U.S. federal income tax consequences applicable to such warrants;

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  the amount of warrants outstanding as of the most recent practicable date; and

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  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase debt securities, common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

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  the date of determining the shareholders entitled to the rights distribution;

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  the price, if any, for the subscription rights;

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  the exercise price payable for the debt securities, common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

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  the number of subscription rights issued to each shareholder;

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  the amount of debt securities, common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

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  any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

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  the extent to which the subscription rights are transferable;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

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  any applicable federal income tax considerations; and

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

 DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

        We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, warrants, units, debt securities or other securities at a future date or dates, which we refer to in this prospectus as "securities purchase contracts." The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

        The securities purchase contracts may be issued separately or as part of units, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

        The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

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  any other information we think is important about the securities purchase contracts.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

        The applicable prospectus supplement will specify the following terms of the units:

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  the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

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  a description of the terms of any unit agreement governing the units (if any);

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  if appropriate, a discussion of material U.S. federal income tax considerations; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

        We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

        Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q (as amended) for the quarter ended March 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018;

  •
  our Definitive Proxy Statement on Schedule 14A filed April 30, 2018 and the Supplement to the Definitive Proxy Statement on Schedule 14A filed June 7, 2018;

  •
  our Current Reports on Form 8-K filed March 21, 2018; April 19, 2018; May 23, 2018; May 25, 2018; June 7, 2018; June 19, 2018; June 21, 2018; June 21, 2018; June 27, 2018; July 13, 2018; July 25, 2018; July 30, 2018; August 3, 2018; August 7, 2018; August 8, 2018; August 14, 2018; and September 4, 2018; and

  •
  the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

        Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

        We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:

Rockwell Medical, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
Attention: David Kull, Secretary

        You can also find these filings on our website at www.rockwellmed.com. We are not incorporating the information on our website other than these filings into this prospectus.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, have been audited by Plante & Moran, PLLC, independent auditors, as stated in their reports which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  Shares

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

Cantor

June     , 2019